Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

APACHE REPORTS HIGHER THIRD-QUARTER EARNINGS DRIVEN BY 35% INCREASE IN

ONSHORE NORTH AMERICA LIQUIDS PRODUCTION

• GAAP earnings of $0.75 per share/$300 million; adjusted earnings* of $2.32 per share/$932 million

• $2.0 billion of cash flow from operations; $2.7 billion before changes in working capital*

• $700 million in shares repurchased to date under stock buyback program

HOUSTON, Nov. 7, 2013 – Apache Corporation (NYSE, Nasdaq: APA) today announced third-quarter 2013 earnings of $300 million or $0.75 per diluted common share and adjusted earnings,* which exclude certain items that impact the comparability of results, of $932 million or $2.32 per share. For the same period in the prior year, Apache reported earnings of $161 million or $0.41 per diluted common share and adjusted earnings of $861 million or $2.16 per share. Net cash provided by operating activities came to approximately $2 billion, with cash from operations before changes in operating assets and liabilities* totaling $2.7 billion, up from $2.4 billion in the year-ago period.

“The strength of our financial performance this quarter is a testament to the effectiveness of our strategy to rebalance our portfolio and drive returns by achieving the right mix of predictable production growth from our North American onshore assets combined with the substantial free cash flow generation from our international operations,” said G. Steven Farris, chairman and chief executive officer at Apache. “Apache’s focused drilling program in North America is yielding significant production growth. Our Permian and Central regions are the main drivers of this higher production, adding nearly 13,000 barrels per day of oil and natural gas liquids from the second quarter. These two regions represented 35 percent of the company’s total worldwide liquids production, up from 27 percent a year ago, contributing 149,000 barrels per day during the third quarter. Going forward, our international regions will be the primary source of excess cash flow to fund our next growth cycle.

APACHE REPORTS THIRD QUARTER 2013 RESULTS

— ADD 1

“We also made significant progress rebalancing our portfolio to provide more predictable and consistent growth. During the quarter we closed on transactions in the Gulf of Mexico Shelf and Canada, and announced a significant partnership with Sinopec in Egypt, which we expect to close by the end of this year,” Farris said. “As previously announced, sale proceeds are being used to reduce our debt and buyback shares. We’ve already repurchased nearly 8 million shares of Apache common stock, and we’re on track to pay down $2 billion in debt by yearend.”

Production and operating highlights

Highlights from the third quarter and more recent drilling include:

•	Total worldwide net daily production of oil, natural gas, and natural gas liquids (NGLs) averaged 784,000 barrels of oil equivalent (boe) per day, with liquids production comprising 54 percent of the total.

•	The Permian Region achieved record production of 132,000 boe per day, up 7 percent from the preceding period and up 18 percent from a year ago. In the region’s Barnhart area, six rigs were active throughout the quarter drilling 20 Middle and Upper Wolfcamp Shale laterals. Apache holds 345,000 net acres prospective for Wolfcamp Shale development with 971 identified locations. During October, the region achieved a milestone with half of its operated rigs drilling horizontal wells.

•	Apache’s Central Region increased production to 95,000 boe per day, up 4 percent from the preceding quarter and 31 percent from the third quarter of 2012. Liquids production increased to 49,000 barrels per day, up 94 percent from the same period in the prior year, and now comprises 52 percent of the region’s production. Drilling is concentrated in the stacked pays of the Anadarko Basin targeting formations such as the Granite Wash and Tonkawa, where Apache has identified thousands of locations on its prolific acreage position.

•	In its international regions, Apache commenced production from the Macedon development in Western Australia. This includes four offshore production wells, transmission lines and an onshore processing plant. Apache holds a 28.57 percent working interest in Macedon, with gross sales ramped up to 212 million cubic feet (MMcf) per day. In the North Sea, a second development well commenced production from the Tonto field, testing at an initial 24-hour rate of 8,300 barrels of oil per day. Apache holds a 100 percent working interest in Tonto.

APACHE REPORTS THIRD QUARTER 2013 RESULTS

— ADD 2

Apache’s third-quarter 2013 operations supplement includes drilling, production and other updates for each of its regions, and can be accessed at www.apachecorp.com/financialdata.

Oil and gas prices

Apache’s mix of hydrocarbon production during the third quarter 2013 included approximately 46 percent crude oil and 9 percent natural gas liquids (NGLs). Due to the premium prices received for crude oil and NGLs, these products contributed 84 percent of the company’s revenue during the period.

Worldwide, Apache received an average price of $107.50 per barrel of oil during the third quarter, compared with $102.62 per barrel in the same period the prior year. Apache received an average price of $3.49 per thousand cubic feet (Mcf) of natural gas, compared with $3.76 per Mcf in the prior-year period.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom, Australia and Argentina. Apache posts announcements, operational updates, investor information and press releases on its website, www.apachecorp.com.

* Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental financial and operational data and non-GAAP information, please go to http://www.apachecorp.com/financialdata.

Conference call

Apache will conduct a conference call to discuss its results and review its portfolio at 1 p.m. Central time on Thursday, Nov. 7. The call will be webcast on Apache’s website, www.apachecorp.com. A replay of the webcast will be archived on Apache’s website and available for delayed playback by telephone for one week beginning at approximately 4 p.m. Central time on Nov. 7. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 84102630.

-end-

APACHE REPORTS THIRD QUARTER 2013 RESULTS

— ADD 3

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales and monetizations and share repurchases. The transaction with Sinopec is subject to customary closing conditions and may not be completed for the amount expected, in the anticipated time frame, or at all. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2012 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-6100	Patrick Cassidy
	(713) 296-7276	Bill Mintz
	(713) 296-6662	Bob Dye

Investor:	(281) 302-2286	Brady Parish
Castlen Kennedy
Christopher Cortez
Alicia Reis

Website:	www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
REVENUES AND OTHER:
Oil revenues	$3,538	$3,220	$9,989	$9,824
Gas revenues	692	788	2,196	2,339
NGL revenues	179	133	489	391

Oil and gas production revenues	4,409	4,141	12,674	12,554
Derivative instrument gains (losses), net	(422)	—	(275)	—
Other	32	38	79	133

	4,019	4,179	12,478	12,687

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,330	1,206	3,906	3,535
Additional	743	729	808	1,898
Other assets	99	94	297	268
Asset retirement obligation accretion	66	60	196	172
Lease operating expenses	819	801	2,419	2,178
Gathering and transportation	83	86	237	235
Taxes other than income	185	167	610	627
General and administrative	127	124	376	384
Merger, acquisitions & transition	—	7	—	29
Financing costs, net	51	40	155	125

	3,503	3,314	9,004	9,451

INCOME BEFORE INCOME TAXES	516	865	3,474	3,236
Current income tax provision	410	544	1,191	1,729
Deferred income tax provision (benefit)	(200)	141	225	174

NET INCOME	306	180	2,058	1,333
Preferred stock dividends	6	19	44	57

INCOME ATTRIBUTABLE TO COMMON STOCK	$300	$161	$2,014	$1,276

NET INCOME PER COMMON SHARE:
Basic	$0.75	$0.41	$5.11	$3.29
Diluted	$0.75	$0.41	$5.06	$3.27
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	399	391	394	388
Diluted	401	393	407	390
DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.17	$0.60	$0.51

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$1,489	$1,422	$4,171	$3,608
Canada	155	164	502	459

North America	1,644	1,586	4,673	4,067

Egypt	263	299	813	809
Australia	284	265	911	518
North Sea	217	283	647	703
Argentina	60	65	145	222
New Ventures—International	3	51	28	84

International	827	963	2,544	2,336

Worldwide Exploration & Development Costs	$2,471	$2,549	$7,217	$6,403

Gathering, Transmission and Processing Facilities
United States	$70	$13	$120	$57
Canada	55	52	111	138
Egypt	23	(22)	57	15
Australia	201	89	534	338
Argentina	3	3	7	12

Total Gathering, Transmission and Processing	$352	$135	$829	$560

Capitalized Interest	$93	$90	$276	$241

Capital Expenditures, excluding Acquisitions	$2,916	$2,774	$8,322	$7,204

Acquisitions	$8	$59	$318	$3,421

(1)	Accrual basis

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	September 30,	December 31,
	2013	2012
Cash and Cash Equivalents	$1,251	$160
Other Current Assets	4,765	4,802
Property and Equipment, net	51,462	53,280
Goodwill	1,369	1,289
Other Assets	1,392	1,206

Total Assets	$60,239	$60,737

Short-Term Debt	$57	$990
Other Current Liabilities	4,466	4,546
Long-Term Debt	10,868	11,355
Deferred Credits and Other Noncurrent Liabilities	11,867	12,515
Shareholders’ Equity	32,981	31,331

Total Liabilities and Shareholders’ Equity	$60,239	$60,737

Common shares outstanding at end of period	404	392

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
OIL VOLUME—Barrels per day
Central	25,659	17,003	22,730	11,843
Permian	73,910	60,822	70,229	58,573
GOM Deepwater	7,564	6,982	7,675	6,342
GOM Shelf	45,431	38,573	45,599	42,242
GC Onshore	11,126	9,621	10,570	9,884

United States	163,690	133,001	156,803	128,884
Canada	18,573	15,075	18,112	15,311

North America	182,263	148,076	174,915	144,195

Egypt	89,294	97,546	89,530	98,648
Australia	18,787	28,191	20,195	29,690
North Sea	57,861	57,296	63,291	63,058
Argentina	9,560	9,885	9,408	9,701

International	175,502	192,918	182,424	201,097

Total	357,765	340,994	357,339	345,292

NATURAL GAS VOLUME—Mcf per day
Central	274,061	281,945	275,520	227,903
Permian	190,192	180,610	188,803	179,648
GOM Deepwater	11,804	41,267	22,562	45,333
GOM Shelf	243,477	266,415	253,360	299,897
GC Onshore	110,889	93,196	107,928	89,078

United States	830,423	863,433	848,173	841,859
Canada	529,402	604,442	523,163	617,530

North America	1,359,825	1,467,875	1,371,336	1,459,389

Egypt	350,504	329,793	357,747	354,856
Australia	212,141	215,317	212,845	217,053
North Sea	46,971	54,478	50,108	62,061
Argentina	185,962	213,745	186,241	216,399

International	795,578	813,333	806,941	850,369

Total	2,155,403	2,281,208	2,178,277	2,309,758

NGL VOLUME—Barrels per day
Central	23,437	8,305	22,006	5,271
Permian	26,057	20,739	23,131	16,613
GOM Deepwater	566	1,483	871	1,073
GOM Shelf	5,234	6,663	6,288	5,345
GC Onshore	2,216	1,886	2,343	2,083

United States	57,510	39,076	54,639	30,385
Canada	7,012	6,036	6,788	6,063

North America	64,522	45,112	61,427	36,448

North Sea	1,097	1,470	1,263	1,797
Argentina	1,713	3,006	2,254	3,022

International	2,810	4,476	3,517	4,819

Total	67,332	49,588	64,944	41,267

BOE per day
Central	94,773	72,298	90,657	55,097
Permian	131,665	111,663	124,826	105,127
GOM Deepwater	10,098	15,343	12,306	14,971
GOM Shelf	91,245	89,639	94,114	97,570
GC Onshore	31,823	27,039	30,901	26,813

United States	359,604	315,982	352,804	299,578
Canada	113,819	121,851	112,095	124,296

North America	473,423	437,833	464,899	423,874

Egypt	147,711	152,512	149,154	157,791
Australia	54,144	64,078	55,669	65,866
North Sea	66,787	67,845	72,905	75,198
Argentina	42,266	48,515	42,702	48,790

International	310,908	332,950	320,430	347,645

Total	784,331	770,783	785,329	771,519

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
AVERAGE OIL PRICE PER BARREL
Central	$101.90	$85.54	$93.71	$88.82
Permian	104.52	87.49	93.53	90.71
GOM Deepwater	108.07	102.46	107.91	106.10
GOM Shelf	110.40	104.97	109.60	109.67
GC Onshore	110.06	104.02	109.08	108.76
United States (1)	105.82	93.38	99.35	96.53
Canada	97.58	82.92	89.33	85.96
North America (1)	104.98	92.32	98.31	95.41
Egypt (1)	112.61	113.72	107.73	112.02
Australia (1)	116.21	116.79	109.40	116.39
North Sea (1)	109.33	108.44	107.61	108.60
Argentina	79.77	73.44	77.66	76.36
International (1)	110.13	110.54	106.32	109.87
Total (1)	107.50	102.62	102.40	103.83
AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.61	$3.24	$3.75	$3.04
Permian	3.66	3.07	3.76	3.20
GOM Deepwater	3.35	3.18	3.29	2.82
GOM Shelf	3.71	2.90	3.82	2.86
GC Onshore	3.67	2.95	3.83	2.70
United States (1)	3.75	3.63	3.86	3.63
Canada (1)	2.87	3.33	3.20	3.23
North America (1)	3.41	3.51	3.61	3.46
Egypt	3.01	4.04	2.98	3.86
Australia	3.98	4.76	4.54	4.45
North Sea	10.29	8.65	10.37	8.67
Argentina	2.76	2.78	2.91	2.84
International	3.64	4.21	3.84	4.10
Total (1)	3.49	3.76	3.69	3.70
AVERAGE NGL PRICE PER BARREL
Central	$25.61	$24.28	$24.51	$27.74
Permian	29.93	27.95	27.25	34.31
GOM Deepwater	31.68	30.24	32.50	33.40
GOM Shelf	30.52	31.10	28.66	33.71
GC Onshore	30.06	37.42	30.80	41.28
United States	28.25	28.25	26.55	33.51
Canada	28.77	31.01	28.49	35.02
North America	28.30	28.62	26.76	33.76
North Sea	69.77	65.45	70.51	73.60
Argentina	22.19	16.25	25.11	21.15
International	40.77	32.41	41.41	40.71
Total	28.82	28.96	27.56	34.57

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Income Attributable to Common Stock (GAAP)	$300	$161	$2,014	$1,276
Adjustments:
Oil & gas property write-downs, net of tax	478	539	520	1,409
Commodity derivative mark-to-market, net of tax	213	—	88	—
Deferred tax adjustments	(31)	—	15	—
U.K. decommissioning tax rate adjustment	—	118	—	118
Merger, acquisitions & transition, net of tax	—	4	—	17
Unrealized foreign currency fluctuation impact on deferred tax expense	(28)	39	(98)	40

Adjusted Earnings (Non-GAAP)	$932	$861	$2,539	$2,860

Net Income per Common Share—Diluted (GAAP)	$0.75	$0.41	$5.06	$3.27
Adjustments:
Oil & gas property write-downs, net of tax	1.18	1.33	1.28	3.49
Commodity derivative mark-to-market, net of tax	0.53	—	0.22	—
Deferred tax adjustments	(0.07)	—	0.03	—
U.K. decommissioning tax rate adjustment	—	0.30	—	0.30
Merger, acquisitions & transition, net of tax	—	0.02	—	0.05
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.07)	0.10	(0.24)	0.11

Adjusted Earnings Per Share—Diluted (Non-GAAP)	$2.32	$2.16	$6.35	$7.22

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$1,978	$1,623	$7,358	$6,422
Changes in operating assets and liabilities	743	793	319	1,020

Cash from operations before changes in operating assets and liabilities	$2,721	$2,416	$7,677	$7,442